Rule 424(b)(3)

File No.: 333-13282

EXHIBIT A

Number _____________

(CUSIP Number____________)

Global Depositary Shares (One Global Depositary Share Representing Five Hundred (500) Fully Paid Units)

EFFECTIVE APRIL 30, 2004, THE AÇÃO PREFERENCIAL CLASS B, WITHOUT PAR VALUE, OF UNIBANCO HOLDINGS (“HOLDINGS CLASS B PREFERRED SHARES”) HAVE BEEN RECLASSIFIED AS AÇÃO PREFERENCIAL, WITHOUT PAR VALUE (“HOLDINGS PREFERRED SHARES”).

EFFECTIVE AUGUST 30, 2004, UNIBANCO-UNIãO DE BANCOS BRASILEIROS S.A. AND UNIBANCO HOLDINGS S.A. GLOBAL DEPOSITARY SHARE (“GDS”) RATIO CHANGED FROM 1:500 (1 GDS EQUALING 500 UNITS) TO 1:5 (1 GDS EQUALING 5 UNITS).

[FORM OF FACE OF]

GLOBAL DEPOSITARY RECEIPT

evidencing

GLOBAL DEPOSITARY SHARES

representing

DEPOSITED FULLY PAID UNITS

Each representing ownership of

One Ação Preferencial, without par value,

of

UNIBANCO-UNIÃO DE BANCOS BRASILEIROS S.A.

and

One Ação Preferencial Class B,

without par value,

of

UNIBANCO HOLDINGS S.A.

(Each organized under the laws of

THE FEDERATIVE REPUBLIC OF BRAZIL)

THE BANK OF NEW YORK, a New York banking corporation, as depositary (the “Depositary”), hereby certifies that [

        ], or registered assigns, is the record owner of [                     ] Global Depositary Shares representing deposited validly issued and fully paid units, without par value, or evidence of rights to receive such units (“Units”), each representing ownership of one acão preferencial, without par value, of UNIBANCO-UNIAO DE BANCOS BRASILEIROS S.A., a corporation organized under the laws of the Federative Republic of Brazil, and one acão preferencial Class B, without par value, of UNIBANCO HOLDINGS S.A., a corporation organized under the laws of the Federative Republic of Brazil (collectively, the “Companies” and each, a “Company”).  At the date hereof, each Global Depositary Share represents five hundred (500) Units deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Unibanco-União de Bancos Brasileiros S.A.  (the “Custodian”).  The Depositary’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y., 10286.

(1)

The Deposit Agreement.  This Global Depositary Receipt is one of the receipts (the “Receipts”) executed and delivered pursuant to the Amended and Restated Deposit Agreement dated as of March 26, 2001 (as amended from time to time, the “Deposit Agreement”), by and among the Companies, the Depositary and all Holders of Receipts, from time to time, each of whom by accepting a Receipt or acquiring any beneficial interest therein, agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof.  The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Units deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Units and held thereunder (such Units, securities, property and cash, collectively, the “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office, at the principal office of the Custodian and at any other designated transfer office.  The statements made in this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  Capitalized terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

(2)

Withdrawal of Deposited Securities.  Upon surrender of a Receipt at the Corporate Trust Office of the Depositary for the purpose of withdrawal of the Deposited Securities, and upon receipt by the Depositary of (i) payment of all fees, including the fee of the Depositary for cancellation of Receipts (provided for in Article (8) of this Receipt), governmental charges and taxes payable in connection with such surrender and withdrawal and (ii) written instructions of the Holder for delivery of the Deposited Securities represented thereby, and subject to the terms and conditions of the Deposit Agreement, the clearing procedures of the Foreign Registrar, the Bylaws of the Companies and to the provisions of or governing the Deposited Securities, the Holder hereof, is entitled to electronic delivery, to him or upon his order, or to physical delivery, if available, to an account designated by such Holder, as the case may be, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the Global Depositary Share or Global Depositary Shares evidenced by this Receipt.  Such delivery of such Deposited Securities will be made without unreasonable delay.

A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer.  The person requesting withdrawal of Deposited Securities shall deliver to the Depositary written instructions directing the Depositary to cause the Deposited Securities being withdrawn to be either electronically delivered or physically delivered, if available (in each case subject to applicable clearing procedures of the Foreign Registrar and provisions of the Bylaws of the Companies), to or upon the written order of a person or persons designated in such instructions.

(3)

Transfers, Split-ups and Combinations.  Subject to the limitations set forth herein and in the Deposit Agreement, this Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer (including any written certifications and agreements that the Depositary and the Companies may require in order to comply with any applicable laws, signature guarantees in accordance with standard industry practice and, in the case of any Receipt in physical, certificated form, the full and accurate completion of any endorsements appearing on this Receipt relating to compliance with applicable restrictions on transfer hereof) and duly stamped as may be required by any applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Companies.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of Global Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4)

Pre-Conditions to Registration, Transfer, Etc.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, the depositor of Units or the presenter of written instructions to adjust the Depositary’s records (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Units being deposited or withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of Units and upon withdrawal of Deposited Securities against surrender of Receipts as provided in Article (8) of this Receipt; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Companies may establish consistent with the provisions of the Deposit Agreement and applicable law; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Units generally or of particular Units may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Receipts or the receipt of written instructions from any person having a beneficial interest in any Receipt for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Companies (or the Foreign Registrar as the appointed agent of the Companies for transfer and registration of Units) are closed, or if any such action is deemed necessary or advisable by the Companies or the Depositary at any time or from time to time.

Notwithstanding any other provision of the Deposit Agreement or this Receipt to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction I.A(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Companies (or the appointed agent of the Companies for the transfer and registration of Units) or the deposit of Units in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Units or other Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Units and the constituent securities or other Deposited Securities.  Also without limitation of the foregoing, the Depositary will comply with written instructions of the Companies (received by the Depositary reasonably in advance) not to accept for deposit thereunder any Units identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Companies’ compliance with the securities laws of the United States and other jurisdictions.

(5)

Liability of Holders for Taxes and Other Charges.  If any tax, duty or other governmental charge, including, without limitation, any tax, duty or governmental charge imposed under the laws of Brazil, shall become payable by the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the Global Depositary Shares evidenced by this Receipt, including any tax, duty or other governmental charge payable by the Unit Depositary, such tax, duty or other governmental charge shall be payable by the Holder to the Depositary.  The Depositary may refuse, and the Companies shall be under no obligation, to effect any transfer of this Receipt or to issue any new Receipt or to permit any deposit or any withdrawal of such Deposited Securities represented by the Global Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder any part or all of such Deposited Securities represented by the Global Depositary Shares evidenced by this Receipt, and may apply the amount so withheld or the proceeds of any such sale to pay any such tax or other governmental charge, and the Holder of this Receipt shall remain liable for any deficiency.  Each Holder shall indemnify the Depositary, the Companies, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to Section 4.11 of the Deposit Agreement.

(6)

Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal.  Each person presenting Units for deposit under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Units and each certificate therefor, if any, are validly issued and outstanding, (ii) the Shares represented thereby are validly issued and outstanding, fully paid and nonassessable and free of any preemptive rights, if any, and have been duly deposited with the Unit Depositary for the creation of Units, and (iii) the person making such deposit is duly authorized so to do.  Such representations and warranties shall survive the deposit and withdrawal of Units and the issuance or cancellation of Receipts or adjustments in the Depositary’s records in respect thereof.  Each person depositing Units, taking delivery of or transferring Receipts or any beneficial interest therein, or surrendering Receipts or any beneficial interest therein and withdrawing Units under this Deposit Agreement shall be deemed thereby to represent and warrant that such Units or Receipts are not Restricted Securities and that any such deposit, transfer or surrender and withdrawal is not restricted under the Securities Act and is in accordance with the applicable restrictions and conditions on transferability set forth in this Deposit Agreement, in each case in accordance with any applicable securities laws of any State of the United States.  Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Units or the Receipts or beneficial interest therein.

(7)

Filing Proofs, Certificates and Other Information.  Any person presenting Units for deposit or any Holder may, in addition to the requirement of Article (11) of this Receipt, be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions of or governing Deposited Securities, the terms of the Deposit Agreement, and legal or beneficial ownership of Receipts, Deposited Securities and other securities, to provide information relating to the registration on the books of the Companies (or the appointed agent of the Companies for the transfer and registration of Units) of the Units presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper or as the Companies may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement.  The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Companies shall, withhold the delivery or registration of transfer of all or part of any Receipt, or the delivery of any dividend or other distribution or of rights or of the net proceeds of the sale thereof or the delivery of any Deposited Security, or may refuse to adjust its records, until the foregoing is accomplished to the Depositary’s and the Companies’ satisfaction, subject to the first paragraph of Article (26) of this Receipt.  The Depositary shall, upon the Companies’ written request, provide to the Companies in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

(8)

Charges of Depositary.  The Companies agree to pay the expenses, fees and out-of-pocket charges of the Depositary and the Registrar, co-transfer agent and co-registrar, and any other agent of the Depositary appointed under the Deposit Agreement, if any, only in accordance with written agreements between the Companies and the Depositary from time to time.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Companies or an exchange regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Units generally on the share register of the Companies (or any appointed agent of the Companies for transfer and registration of Units which may be the Foreign Registrar) and accordingly applicable to transfers of Units to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal, on the making of deposits or withdrawal pursuant to Sections 2.2 or 2.5 of the Deposit Agreement, (3) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Units or Holders, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 Global Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4, and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per Global Depositary Share (or portion thereof ) for any cash distribution made pursuant to the Deposit Agreement, except for distributions of cash dividends, and (7) such fees and expenses as are incurred by the Depositary (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities.

The right of the Depositary to receive payment of fees, charges and expenses as provided in Section 5.9 of the Deposit Agreement shall survive the termination of the Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.4 of the Deposit Agreement.

The Depositary, subject to Section 2.9 of the Deposit Agreement, may own and deal in any class of securities of the Companies and their affiliates and in Receipts.

(9)

Title to Receipts.  Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), title to this Receipt (and to the Global Depositary Shares evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary and the Companies, notwithstanding any notice to the contrary, may deem and treat the registered Holder of this Receipt as the absolute Holder hereof for any purpose, including but not limited to the purpose of determining the person entitled to any distribution of dividends or other distributions, to any notice provided for in the Deposit Agreement, and neither the Depositary nor the Companies shall have any obligation or be subject to any liability under the Deposit Agreement to any beneficial owner of a Receipt unless such beneficial owner is the registered Holder hereof.

(10)

Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose unless executed by the Depositary by the manual  or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar shall have been appointed countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

(11)

Disclosure of Beneficial Ownership.  The Companies and the Depositary may from time to time request Holders or former Holders, to provide information as to the capacity in which they own or owned this Receipt or own or owned such beneficial interest and regarding the identity of any other persons then or previously interested in this Receipt and the nature of such interest and various other matters.  The Holder hereof agrees to provide any such information requested by the Companies or the Depositary pursuant to this paragraph.  The Depositary agrees to use reasonable efforts to comply with the reasonable written instructions from the Companies requesting that the Depositary forward any such requests to the registered Holders and forward to the Companies any such responses to such requests received by the Depositary.  Each Holder further agrees to make such disclosure of interests in Units of the Companies as may be required to be made by such Holder under any laws, regulations or codes of practice applicable in Brazil or any other jurisdiction whether or not the same may be enforceable against such Holder.

(12)

Ownership Restrictions.  The Companies may restrict transfers of the Units where such transfer might result in ownership of Units exceeding the limits under applicable law or the Companies’ Bylaws.  The Companies may also restrict, in such manner as they deem appropriate, transfers of the Global Depositary Shares where such transfer may result in the total number of Units represented by the Global Depositary Shares beneficially owned by a single Holder to exceed the limits under any applicable law or the Companies’ Bylaws.  The Companies may, in their sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Units represented by the Global Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by any applicable law.  The Depositary shall, at the sole expense of the Company, use its reasonable efforts to comply with the written instructions of the Companies as provided in this Article.

(13)

Compliance with Information Requests.  Notwithstanding any other provision of the Deposit Agreement, each Holder agrees to comply with requests from the Companies pursuant to Brazilian law, the rules of each Brazilian Stock Exchange, and any other stock exchange on which the Units are, or will be, registered, traded or listed or the Bylaws of the Companies, which are made to provide information, inter alia, as to the capacity in which such Holder owns Receipts (and Units as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply with written instructions received from the Companies requesting that the Depositary forward any such request from the Companies to the registered Holder and to forward to the Companies any such responses to such requests received by the Depositary.

(14)

Available Information.  The Companies are subject to the periodic reporting requirements of the Securities Exchange Act and, accordingly, file certain reports with the Commission.  These public reports can be inspected by Holders and copied at the public reference facilities maintained by the Commission located (at the date of the Deposit Agreement) at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

THE DEPOSITARY’S CORPORATE TRUST OFFICE IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

Dated:__________ , ____

THE BANK OF NEW YORK

as Depositary

Countersigned:

By:

By:

Authorized Signatory

[                        ]

(FORM OF REVERSE OF RECEIPT)

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(15)

Distributions Upon Deposited Securities.  Whenever the Depositary or the Custodian shall receive any cash dividend or cash distribution in respect of any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a foreign currency can, in the reasonable judgment of the Depositary, pursuant to Section 4.5 of the Deposit Agreement, be converted on a reasonable basis into dollars transferable to the United States and subject to the Deposit Agreement, promptly convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the registered Holders entitled thereto, in proportion to the number of Global Depositary Shares representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary (and without liability for interest); provided, however, that in the event that any of the Companies, the Unit Depositary, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.10 of the Deposit Agreement, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.  Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into dollars (net of the Depositary’s charges and expenses in effecting such conversion) before distribution to Holders.  If, in the reasonable judgment of the Depositary, amounts received in foreign currency may not be converted on a reasonable basis into dollars distributable to the registered Holders entitled thereto, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the registered Holders entitled to receive the same.  If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the registered Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders for whom such conversion and distribution is not practicable.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Unibanco Preferred Shares and Holdings Class B Preferred Shares, upon receipts of Units representing such Shares the Depositary may, after consultation with the Companies, and will, if the Companies shall so request, in each case after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, (i) instruct the Companies to deposit or cause such Units to be deposited with the Custodian or the Foreign Registrar and registered in the name of the Custodian or its nominee or the Depositary or its nominee and (ii) subject to the Deposit Agreement, distribute to the registered Holders of outstanding Receipts entitled thereto, in proportion to the number of Global Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of Global Depositary Shares representing the number of Units received as such dividend or free distribution after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Companies or the Depositary withhold an amount on account of taxes or other governmental charges or that such Units must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Companies, adopt such method, if any, as the Depositary may deem necessary and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Units (or Unibanco Preferred Shares or Holdings Class B Preferred Shares) thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the registered Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement.  In lieu of issuing Receipts for fractional Global Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement.  If additional Receipts are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each Global Depositary Share shall thenceforth also represent its proportionate interest in the additional Units so distributed upon such Deposited Securities.

In the event that the Companies shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Unibanco Preferred Shares or Holdings Class B Preferred Shares, if such Shares are deposited with the Unit Depositary for the creation of Units, any rights of any other nature, the Depositary may, after consultation with the Companies, and, if requested in writing by the Companies, shall, take action, subject to the terms of the Deposit Agreement, as follows:

(a)

if at the time of the offering of any rights, the Depositary determines in its reasonable discretion, after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the registered Holders entitled thereto, in proportion to the number of Global Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(b)

if at the time of the offering, of any rights, the Depositary determines in its discretion, after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the registered Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.1 of the Deposit Agreement.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

If the Depositary does not receive such written request from the Companies, the Depositary shall, after consultation with the Companies, and after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds  available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.1 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

Notwithstanding anything to the contrary herein, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Companies to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act or other applicable law covering such offering is in effect, or (ii) unless the Companies furnish the Depositary opinion(s) of counsel for the Companies in the United States and counsel to the Companies in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws.  The Companies shall have no obligation to register such rights or the securities represented by such rights under the Securities Act or any other applicable law.  Although Brazilian law contemplates the issuance of preemptive rights in negotiable form, a liquid market for preemptive rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of such rights.

Whenever the Custodian shall receive any distribution other than cash, Units or rights upon any Deposited Securities, the Depositary shall, after consultation with the Companies, and upon receipt of opinion(s) of United States and Brazilian counsel, as applicable, satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the registered Holders entitled thereto, in proportion to the number of Global Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Companies, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may obtain opinions of United States and Brazilian counsel, as applicable, as to an equitable and practicable method of effecting such distribution and may rely on such opinion(s), which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the registered Holders entitled thereto as in the case of a distribution received in cash.

References in this Article to “Holders” are to Holders as of the record date fixed pursuant to Section 4.6 of the Deposit Agreement.

(16)

Record Dates.  Whenever the Depositary shall receive notice of the fixing of a record date by the Companies (provided to the Depositary at least 10 days in advance, in accordance with New York Stock Exchange requirements) for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Units that are represented by each Global Depositary Share or whenever the Depositary shall receive notice of any meeting of holders of Deposited Securities, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date which date shall be the same date, to the extent practicable, as or, if not practicable, as near as practicable to the record date for the Deposited Securities (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights, if any, at any such meeting, (b) for fixing the date on or after which each GDS will represent the changed number of Units or (c) for any other matter, as the case may be.  Subject to the provisions of Sections 4.1 through 4.5 and 5.7 and to the other terms and conditions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to give voting instructions for the Deposited Securities, or to exercise the rights of Holders under the Deposit Agreement with respect to such changed number of Units, represented by each Global Depositary Share, in proportion to the number of Global Depositary Shares held by them respectively, or with respect to such other matter.

(17)

Voting of Deposited Securities.  The Units (and the Unibanco Preferred Shares and the Holdings Class B Preferred Shares) do not entitle the holders thereof to vote on any matter presented to a vote of shareholders of the respective Companies except in limited circumstances.  With respect to the limited circumstances and if, in the future, the terms of the Units (or, as the case may be, the Unibanco Preferred Shares or the Holdings Class B Preferred Shares) should be revised or amended so as to provide for additional voting rights, or should Units (or, as the case may be, the Unibanco Preferred Shares or the Holdings Class B Preferred Shares) obtain voting rights through any change in the laws, rules or regulations applicable to such Units (or, as the case may be, the Unibanco Preferred Shares or the Holdings Class B Preferred Shares) or through any change in interpretation of such laws, the following shall apply.

As soon as practicable after receipt of notice pursuant to Section 5.6 of the Deposit Agreement of any meeting at which the holders of Shares or other Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting (in accordance with Section 4.6 of the Deposit Agreement) for the giving of instructions for voting or such consent or proxy and shall mail to each Holder of record a notice containing: (a) information in English included in such notice of meeting received by the Depositary from the Companies, (b) a statement in English, in a form provided by either of the Companies, as applicable, that the Holders of record as of the close of business on a specified record date will be entitled, subject to the terms of this Article, any applicable provisions of Brazilian law and of the Bylaws of the Companies (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Deposited Securities represented by their respective Global Depositary Shares evidenced by their respective Receipts and (c) a brief statement as to the manner in which and the date by which such instructions may be given.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable and permitted under applicable law and the Bylaws of the Companies, to vote or cause to be voted the number of Deposited Securities represented by such Global Depositary Shares evidenced by such Receipt in accordance with the nondiscretionary instructions set forth in such request.

The Depositary shall not, under any circumstances, exercise any discretion as to voting and shall not vote or attempt to exercise the right to vote that attaches to the Units or other Deposited Securities, other than in accordance with such instructions.  If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the GDSs evidenced by such Holder’s GDRs on or before the date established by the Depositary for such purpose, the Units or other Deposited Securities shall not be voted.

(18)

Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting either of the Companies or to which they are parties, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act, thenceforth evidence Global Depositary Shares representing the right to receive Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence.  In any such case the Depositary may with the Companies’ approval, and shall at the Companies’ request, subject to Section 5.9 of the Deposit Agreement and the other terms of the Deposit Agreement and receipt of an opinion of Companies’ counsel satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts or make appropriate adjustments in its records, as in the case of a distribution of Units, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Companies’ approval, and shall if the Companies request, subject to receipt of an opinion of Companies’ counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement.

(19)

Reports; Inspection of Register.  The Depositary will make available for inspection by Holders at its Corporate Trust Office and at the principal office of the Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Companies which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Companies.  The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Companies to the Depositary pursuant to the Deposit Agreement.

The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts, which office shall be open at all reasonable times for inspection by Holders and the Companies, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Companies or a matter related to the Deposit Agreement, the GDSs or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the reasonable request of the Companies.

(20)

Taxation.  The Depositary or the Custodian will forward to the Companies or their agents such information from its records as the Companies may reasonably request to enable the Companies or their agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Companies or their agents may file such reports as are necessary to reduce or eliminate applicable taxes on distributions in respect of Deposited Securities on dividends and other benefits under applicable tax treaties for the Holders.  In the event that the Depositary determines that any distribution of property, Units or rights to subscribe therefor is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Units and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to registered Holders entitled thereto in proportion to the number of GDSs held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.  Holders of GDSs evidenced by Receipts representing Deposited Securities may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary’s obligations under applicable law.  Holders shall provide the Depositary, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Depositary may reasonably request.

(21)

Liability of the Companies and the Depositary.  Neither the Depositary, the Custodian nor the Companies nor any of their respective controlling persons, directors, employees, agents or Affiliates will be liable to any Holder or other persons if by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Bylaws of the Companies, or by reason of any provision of any securities issued or distributed by the Companies, or any offering or distribution thereof, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Companies or any of their respective controlling persons, directors, employees, agents, or Affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor will the Depositary nor the Companies nor any of their respective controlling persons, directors, employees, agents or Affiliates incur any liability to any Holder by reason of any nonperformance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the Deposit Agreement, the Bylaws of the Companies or provisions of or governing Deposited Securities.  Where by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3 of the Deposit Agreement or an offering or distribution pursuant to Sections 4.4, 4.8 or 5.7 of the Deposit Agreement or in the Bylaws of the Companies, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary, after consultation with the Companies, shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

Each of the Companies, its agents, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence and in good faith.  The Depositary and the Companies undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Companies or their respective agents.  The foregoing shall not limit the obligations of Unibanco acting as Unit Depositary or as Custodian, as the case may be.  None of the Depositary, its controlling persons nor its agents or the Companies, their controlling persons or their agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required by it or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Units for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.  The Depositary, its controlling persons and its agents and the Companies, their controlling persons and their agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.  Each of the Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement.

The Depositary shall be obligated to make distributions of property, including cash, pursuant to Article IV of the Deposit Agreement to Holders only to the extent that it is received by the Custodian or the Depositary as the registered holder of the deposited Units, and it will not be obligated to make distributions of any such property received by the Unit Depositary and not so received by the Custodian or the Depositary.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

(22)

Resignation and Removal of the Depositary; the Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by sixty (60) days’ written notice of its election so to do delivered to the Companies or be removed by the Companies by sixty (60) days’ written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the earlier of (i) the sixtieth (60th) day after delivery of such notice to or by the Depositary and (ii) the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement.  The Depositary may discharge the Custodian, at any time upon notice to the Custodian being discharged and appoint a substitute Custodian.

(23)

Amendment of Deposit Agreement and Receipts.  This Receipt and the Deposit Agreement may be amended by agreement between the Companies and the Depositary without the consent of the Holders in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes, other governmental charges, delivery and other such out-of-pocket expenses) or which shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of sixty (60) days after notice of such amendment shall have been given to the registered Holders.  Every Holder hereof at the time any amendment so becomes effective shall be deemed by continuing to hold such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.

(24)

Termination of Deposit Agreement.  The Depositary shall at any time at the written direction of the Companies terminate the Deposit Agreement by mailing notice of such termination to the registered Holders at least sixty (60) days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement at any time after the expiration of sixty (60) days after the Depositary shall have delivered to the Companies a written notice of its election to resign or shall have received from the Companies a written notice of its removal, provided that no successor depositary shall have been appointed and accepted its appointment within such sixty (60) day period.  After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to continue to collect dividends and other distributions pertaining to Deposited Securities, sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth in the Deposit Agreement).  At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth in the Deposit Agreement, if any) and for its obligations to the Companies pursuant to Section 5.8 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Companies shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Section 5.8 and 5.9 thereof.

(25)

Pre-Release of Receipts.  Without the prior written consent of the Company, the Depositary shall not permit Pre-Releases (as defined and described below).  With the prior written consent of the Company, notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Units pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Units upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Units in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Units or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Units or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Units not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Units deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably  appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(26)

Compliance with U.S. Securities Laws, Regulatory Compliance.  Notwithstanding anything in this Receipt or the Deposit Agreement to the contrary, each of the Companies and the Depositary has agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Instruction I.A.(1) of the General Instructions to Form F-6, as amended from time to time, under the Securities Act.

The Depositary and the Companies hereby confirm to each other that, for as long as the Deposit Agreement is in effect, they shall use their best efforts to comply with any requirements for registration of the amount of Deposited Securities with the Central Bank of Brazil and furnish to the CVM and the Central Bank of Brazil such information and documents related to the Deposited Securities, the Receipts and the Depositary’s obligations thereunder as may be requested by such authorities from time to time pursuant to paragraph 3, article 3 of Regulation Annex V to Resolution 1.289.87 (as published in Resolution 1.927/92) of the National Monetary Council.  In the event that the Depositary or the Custodian shall be advised in writing (the “Legal Warning”) by Brazilian counsel reasonably satisfactory to the Depositary that the Depositary or Custodian reasonably could be subject to criminal or civil liabilities as a result of the Companies having failed to provide to the CVM or the Central Bank of Brazil such information or documents available through the Companies, the Depositary will immediately send a copy of the Legal Warning to the Companies, shall have the right to immediately resign as Depositary by written notice to the Companies and will not be subject to any liability thereunder for such resignation or such determination, and the Companies agree to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold of each of them harmless from any loss or liability of any kind incurred that arises under Section 7.5 of the Deposit Agreement.  Upon effectiveness of such resignation, the Depositary shall otherwise be discharged from all of its obligations under the Deposit Agreement.  Resignation pursuant to this paragraph shall be effected in accordance with Section 5.4 of the Deposit Agreement provided that, if the Companies fail to appoint a new depositary within sixty (60) days of such resignation, the Deposit Agreement shall be terminated in accordance with Section 6.2 and the Companies or their designated agents will assume the obligations stated as the obligations of the Depositary in such section.

The provisions of this Section shall survive any termination of the Deposit Agreement, in whole or in part.